EXHIBIT 99(a)(1)(C)

Return to: Corporate Capital Trust, Inc. 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-1407 Client Services: Toll-Free (866) 650-0650 Fax (877) 694-1116 NOTICE OF WITHDRAWAL OF TENDERED OF SHARES Offer to Purchase Dated January 13, 2016 IF YOU SUBMITTED A LETTER OF TRANSMITTAL PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 13, 2016 (THE “OFFER”), AND NO LONGER WISH TO SELL YOUR SHARES, YOU MAY WITHDRAW ANY NUMBER OF THE SHARES THAT YOU PREVIOUSLY TENDERED. TO WITHDRAW TENDERED SHARES, COMPLETE AND TIMELY RETURN THIS NOTICE OF WITHDRAWAL OF TENDERED SHARES (THIS “WITHDRAWAL NOTICE”). THIS WITHDRAWAL NOTICE WILL CANCEL YOUR TENDER OF SHARES DO NOT COMPLETE AND RETURN THIS WITHDRAWAL NOTICE IF YOU WANT TO
SELL YOUR SHARES OF CORPORATE CAPITAL TRUST, INC. IN THE OFFER. THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE ON FEBRUARY 24, 2016; AND THIS WITHDRAWAL NOTICE MUST BE RECEIVED BY CORPORATE CAPITAL TRUST, INC. BEFORE 5:00 P.M., CENTRAL TIME, FEBRUARY 24, 2016 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED. COMPLETE AND RETURN THIS WITHDRAWAL NOTICE, BY HAND DELIVERY, MAIL OR FACSIMILE, TO: Information Corporate Capital Trust, Inc. 430 W. 7th Street, Suite 219001 Kansas City, Missouri 64105-1407 Phone (866) 650-0650 Fax (877) 694-1116 One Investor Information Print registration name(s) exactly as it appears on your account. Name of Investor/Trustee Social Security or Tax ID Number Name of Co-Investor/Trustee (if applicable) Social Security or Tax ID Number Street Address City State Zip Code Two Withdrawal of Tendered Shares The undersigned hereby withdraws the tender of its Shares to Corporate Capital Trust, Inc. (the “Company”) for purchase by the Company, which was submitted by the undersigned in a Letter of Transmittal dated , 2016. This tender was in the amount of: All Shares as of the Expiration Date, or Number of Shares Three Authorized Signatures The undersigned recognizes that upon the timely receipt of this Withdrawal Notice, properly executed, Shares previously tendered in the Offer will not be purchased by the Company. YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED BY THE COMPANY AT THE ADDRESS ABOVE. Sign exactly as your account is registered. Signature of Investor/Trustee Date Co-Investor/Trustee Date